EXHIBIT 21.1

SUBSIDIARIES OF KNOLOGY, INC.

Knology Broadband, Inc.

Knology Broadband of Florida, Inc.

Knology New Media, Inc.

Knology of Alabama, Inc.

Knology of Augusta, Inc.

Knology of Charleston, Inc.

Knology of Columbus, Inc.

Knology of Florida, Inc.

Knology of Georgia, Inc.

Knology of Huntsville, Inc.

Knology of Kentucky, Inc.

Knology of Knoxville, Inc.

Knology of Montgomery, Inc.

Knology of Nashville, Inc.

Knology of South Carolina, Inc.

Knology of Tennessee, Inc.

Globe Telecommunications, Inc.

ITC Globe, Inc.

Interstate Telephone Company

Valley Telephone Co., LLC

PrairieWave Holdings, Inc.

PrairieWave Communications, Inc.

PrairieWave Telecommunications, Inc.

PrairieWave Community Telephone, Inc.

PrairieWave Black Hills, LLC, f/k/a Black Hills FiberCom, LLC

Black Hills Fiber Systems, Inc.

PrairieWave Condominium Association, Inc.

BHFC Publishing, LLC

Black Hills Publishing Montana, LLC

Graceba Total Communications, Inc.

Graceba Broadband Services, Inc.

Wiregrass Telcom, Inc.

Communications One, Inc.